As filed with the Securities and Exchange Commission on June 9, 2006 Registration No. __________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                               AMERICASBANK CORP.
             (Exact Name of Registrant as Specified in its Charter)

         MARYLAND                                     52-2090433
  (State of Incorporation)                   (IRS Employer Identification No.)

                                  500 YORK ROAD
                             TOWSON, MARYLAND 21204
                                 (410) 825-5580
(Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

                  AMERICASBANK CORP. 2004 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                                    COPIES TO:
MARK H. ANDERS                                      GARY R. BRONSTEIN, ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER               JOEL E. RAPPOPORT, ESQ.
AMERICASBANK CORP.                                  THOMAS P. HUTTON, ESQ.
500 YORK ROAD                                       MULDOON MURPHY & AGUGGIA LLP
TOWSON, MARYLAND 21204                              5101 WISCONSIN AVENUE, N.W.
(410) 823-0500                                      WASHINGTON, DC 20016
(Name, Address and Telephone Number of Agent for Service) (202) 362-0840)

===================================================================================================================
                                         CALCULATION OF REGISTRATION FEE

     Title of Class of           Proposed Amount      Proposed Purchase    Estimated Aggregate        Amount of
Securities to be Registered      to be Registered1     Price Per Share       Offering Price2       Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par            479,220 shares      $7.10                $3,402,462              $365.00
value
====================================================================================================================

1 479,220 shares are being registered for issuance pursuant to the AmericasBank
  Corp. 2004 Stock Incentive Plan (the "Incentive Plan") in addition to the 320,780 shares registered on September 29, 2004 (Registration No. 333-119373). This Registration Statement also covers an indeterminate number of shares reserved for issuance pursuant to the Incentive Plan (as adjusted for the reverse stock split occurring on August 23, 2005) as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

2 Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $7.10, based upon the average of the high and low prices of the Common Stock, as reported on the Nasdaq SmallCap Market on June 7, 2006.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS. 230.462.

            PART I INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The previously filed Form S-8 Registration Statement for AmericasBank Corp. dated September 29, 2004 (Registration No. 333-119373) is hereby incorporated by reference. This Registration Statement is being filed to register additional shares of Common Stock of AmericasBank Corp. pursuant to the AmericasBank Corp. 2004 Stock Incentive Plan.

ITEM 8  EXHIBITS.

      The following exhibits are filed herewith (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K):

     5        Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the
              Common  Stock to be issued under the Incentive Plan.
     10       AmericasBank Corp. 2004 Stock Incentive Plan, as amended.1
     23.1     Consent of Muldoon Murphy & Aguggia LLP (contained in the opinion included in Exhibit 5).
     23.2     Consent of Rowles & Company, LLP
     24       Power of Attorney (see signature page)
----------------------------
     1        Incorporated herein by reference to Appendix C in the definitive proxy statement (DEF-14A) filed with the SEC (File No. 000-22925) on April 28, 2006.

                                   SIGNATURES

      THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, as amended, AmericasBank Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Towson, Maryland on June 9, 2006.

                                      AMERICASBANK CORP.


                                      By: /s/ Mark H. Anders
                                          -------------------------------------
                                          Mark H. Anders
                                          President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Anders) constitutes and appoints Mark H. Anders and Mr. Anders hereby constitutes and appoints A. Gary Rever, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Name                        Title                                  Date

/s/ Mark H. Anders
--------------------------  President and Chief Executive Officer   June 9, 2006
Mark H. Anders              (principal executive officer)

/s/ A. Gary Rever
--------------------------  Executive Vice President and            June 9, 2006
A. Gary Rever               Chief Financial Officer
                            (principal accounting and financial
                            officer)

/s/ Nicholas H. Belitsos, M.D.
------------------------------      Director                        June 9, 2006
Nicholas J. Belitsos, M.D.

/s/ Richard C. Faint, Jr.
------------------------------      Director                        June 9, 2006
Richard C. Faint, Jr.


/s/ Savas J. Karas
------------------------------      Director                        June 9, 2006
Savas J. Karas


/s/ Allen S. Lloyd, Jr.
------------------------------      Director                        June 9, 2006
Allen S. Lloyd, Jr.


/s/ Mark D. Noar, M.D.
------------------------------      Director                        June 9, 2006
Mark D. Noar, M.D.


/s/ Kenneth D. Pezzulla
------------------------------      Director                        June 9, 2006
Kenneth D. Pezzulla


/s/ Ramon F. Roig, Jr.
------------------------------      Director                        June 9, 2006
Ramon F. Roig, Jr.


/s/ Graylin E. Smith
------------------------------      Director                        June 9, 2006
Graylin E. Smith


/s/ Lee W. Warner
------------------------------      Director                        June 9, 2006
Lee W. Warner


/s/ John C. Weiss, III
------------------------------      Director                        June 9, 2006
John C. Weiss, III